TERM LOAN AGREEMENT

     This Term Loan Agreement (the "Agreement") is made and entered into this 15th day of September, 1998, by and between NEVADA STATE BANK, a Nevada banking corporation ("Lender") and ALL AMERICAN SPORTPARK LLC, a Nevada limited liability company ("Borrower").

     In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                                 ARTICLE 1

                               DEFINITIONS

     1.1 Defined Terms. When used in this Agreement, the following terms shall have the following meanings:

          1.1.1 "Additional Property" means the real property located in Clark County, State of Nevada, as that property is more particularly described in the Additional Trust Deed.

          1.1.2 "Additional Trust Deed" means the Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing dated the Closing Date and entered into by Voss Boreta, also known as Vaso Boreta in connection with the Loan which encumbers the Additional Property.

          1.1.3 "Appraisal" means the appraisal of the Property, which appraisal indicates a value for the Project of not less than $27,000,000.00.

          1.1.4 "Assignment of Ground Lease" means the Assignment of Ground Lease for Security dated the Closing Date and entered into in connection with the Loan.

          1.1.5 "Assignment of Leases" means the Assignment of Leases dated the Closing Date and entered into by Borrower in connection with the Loan.

          1.1.6 "Assignment of License Agreement" means collectively the Assignment of License Agreement dated the Closing Date and entered into by Borrower in connection with the Loan for each License Agreement, together with all consents from Licensors attached as exhibits to each Assignment of License Agreement.

          1.1.7 "Borrower Trust Deed" means the Term Loan Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing dated the Closing Date and entered into by Borrower in connection with the Loan which encumbers the Property.

          1.1.8 "Closing Date" means the date of this Agreement set forth in the first paragraph on the first page of this Agreement.

          1.1.9 "Collateral" means the property described in Section 2.4 of this Agreement as collateral for the Loan.

          1.1.10 "Continuing Guaranty" means the Continuing Guaranty dated the Closing Date and executed by Guarantor in connection with the Loan.

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          1.1.11  "Debt Service Coverage Ratio" means the ratio, as calculated by Lender, of Borrower's net operating income before interest, taxes, depreciation and amortization to annual debt service, including, without limitation, principal and interest payments on the Loan, and payments under all capital leases to which Borrower is a party.

          1.1.12 "Environmental Compliance Audit" means an audit of the Project for the purpose of determining whether Borrower and the Project are in full compliance with all applicable Environmental Laws. The audit shall include, without limitation, (i) a determination of all environmental registrations and notices required to be filed by Borrower with respect to the Project, (ii) a determination of all permits and approvals required to be obtained or maintained by Borrower with respect to the Project, (iii) an examination of the Project to determine whether there has been any disposal of Hazardous Materials on or under the Project or any other violation of any applicable Environmental Law affecting Borrower or the Project which requires remediation to be in compliance with Environmental Laws in effect as of the date of the audit, and (iv) a review of Borrower's facilities, records, policies, procedures and ongoing operations to determine whether Borrower's operations are being conducted in full compliance with all applicable Environmental Laws.

          1.1.13 "Environmental Compliance Audit Certificate" means a certificate addressed to Lender issued by a competent, independent environmental consultant acceptable to Lender certifying that the consultant has completed an Environmental Compliance Audit of Borrower and the Project, and that, except as otherwise disclosed in the Environmental Report, (i) as of the effective date of the certificate, Borrower and the Project are in full compliance with all applicable Environmental Laws, (ii) there has been no known disposal of Hazardous Materials at, in, on or under the Project which requires remediation to be in compliance with Environmental Laws in effect as of the date of the audit, and (iii) in the consultant's opinion after due inquiry, there is no basis for the consultant to recommend or require further investigation or testing with respect to any suspected or possible disposal of Hazardous Materials at the Project.

          1.1.14 "Environmental Laws" means all federal, state and local laws and ordinances pertaining to the generation, manufacture, refining, recycling, treatment, handling, use, storage, transportation, disposal and cleanup of hazardous, radioactive, reactive, flammable, infectious, toxic or dangerous substances or materials or the protection of public health or of the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601, et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sec. 6901, et seq.); the Toxic Substances Control Act (15 U.S.C. Sec. 2601, et seq.); the Clean Air Act (42 U.S.C. Sec. 7401, et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251, et seq.); the Safe Drinking Water Act
(42 U.S.C. Sec. 300(f) et seq.); the Hazardous Material Transportation Act
(49 U.S.C. Sec. 1801, et seq.); the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sec. 136 et seq.); the Occupational Safety and
Health Act (29 U.S.C. Sec. 651 et seq.), including, without limitation, NRS Chapters 444, 445 and 459, NRS Section 447.045 and NRS Sections 618.750 through 618.850 and the Uniform Fire Code (1988 Edition); and any similar state law, including all amendments thereto and all regulations promulgated thereunder, and further including the conditions and requirements of all permits and regulatory approvals issued thereunder.

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          1.1.15  "Environmental Report" means individually and collectively the Environmental Sensitivity Questionnaire dated May 20, 1998 prepared by Borrower and delivered to Lender in connection with the Property, and the Level I Environmental Report dated May 20, 1998 prepared by Terracon and delivered to Lender in connection with the Property.

          1.1.16 "Event of Default" has the meaning set forth in Article 7 of this Agreement.

          1.1.17 "Ground Lease" means collectively (1) the Indenture of Lease dated June 9, 1997 entered into between Ground Lessor, as "Landlord", and All American Sportpark, Inc., a Nevada corporation ("Sportpark, Inc."), as "Tenant", wherein Ground Lessor leases the Property to Sportpark, Inc., (2) the Memorandum of Lease dated June 20, 1997 entered into between Ground Lessor and Sportpark, Inc. and recorded in the official records of Clark County, State of Nevada on June 23, 1997 as Document No. 00042, in Book 970623, (3) the Assignment and Assumption Agreement and Amendment to Memorandum of Lease dated September 17, 1997 entered into between Sportpark, Inc., as "Assignor", Saint Andrews Golf, as "Assignee", and Ground Lessor, as "Landlord" and recorded in the official records of Clark County, State of Nevada on September 22, 1997 as Document No. 00059, in Book 970922, wherein Sportpark, Inc. assigned all of its rights, duties and obligations under the Ground Lease to Saint Andrews Golf, and (4) the Assignment and Assumption Agreement and Amendment to Lease to be entered into between Saint Andrews Golf, as "Lessee", Sportpark, Inc., as "Assignor", Borrower, as "Borrower", and Ground Lessor, as "Lessor", to be recorded in the official records of Clark County, State of Nevada, wherein Saint Andrews Golf assigns all of its rights, duties and obligations under the Ground Lease to Sportpark, Inc., and Sportpark, Inc. assigns all of its rights, duties and obligations under the Ground Lease to Borrower.

          1.1.18 "Ground Lease Estoppel Certificate" means the Ground Lease Estoppel Certificate and Consent dated the Closing Date and executed by Ground Lessor in connection with the Loan.

          1.1.19 "Ground Lease Subordination Agreement" means the Ground Lease Subordination Agreement dated the Closing Date and executed by Ground Lessor in connection with the Loan.

          1.1.20 "Ground Lessor" means Urban Land of Nevada, Inc., a Nevada corporation.

          1.1.21 "Ground Lessor Trust Deed" means the Trust Deed, Assignment of Rents, Security Agreement and Fixture Filing dated the Closing Date and entered into by Ground Lessor in connection with the Loan which encumbers the Property.

          1.1.22 "Guarantor" means individually and collectively Saint Andrews Golf and Las Vegas Golf.

          1.1.23 "Hazardous Materials" means (a) "hazardous waste" as defined by the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), including any future amendments thereto, and regulations promulgated thereunder; (b) "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), and by NRS 40.504, including any future amendments thereto, and regulations promulgated thereunder; (c) asbestos; (d) polychlorinated biphenyls; (e)

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underground storage tanks, whether empty or filled or partially filled with any substance; (f) any substance the presence of which is or becomes prohibited by any federal, state, or local law, ordinance, rule, or regulation; and (g) any hazardous or toxic substance, material, or waste which under any federal, state, or local law, ordinance, rule, or regulation requires special handling or notification in its collection, storage, treatment or disposal, and any matter or material defined as a "Hazardous Material", or other similar term, under the Ground Lease.

          1.1.24 "Las Vegas Golf" means Las Vegas Discount Golf & Tennis, Inc., a Colorado corporation.

          1.1.25 "License Agreements" means individually and collectively (1) the License Agreement dated August 1, 1995, as amended by the Amendment No. 2 to License Agreement dated May 6, 1997, and the Amendment No. 3 to License Agreement dated September 1, 1997, each entered into between the National Association for Stock Car Auto Racing, Inc., a Florida corporation, as "Licensor", and Saint Andrews Golf, as "Licensee", (2) the Sponsorship Agreement dated December 4, 1997 entered into between Pepsi-Cola Company, a division of PepsiCo, Inc., a North Carolina corporation, (3) the Letter Agreement dated December 22, 1994, as amended by the Amended Letter Agreement dated August 25, 1997, each entered into between the Major League Baseball Properties, Inc., acting on behalf of and as an agent for the Major League Baseball Clubs, and Saint Andrews Golf, and (4) any and all other license agreements entered into or to be entered into between Saint Andrews Golf or Borrower and any and all licensors ("Licensors") in connection with granting of certain rights in such licenses for use in connection the Project.

          1.1.26 "Loan" means the loan described in Article 2 of this Agreement made by Lender to Borrower pursuant to the Loan Documents, which Loan is in the amount of the Principal Amount.

          1.1.27 "Loan Documents" means this Agreement, the Note, Borrower Trust Deed, Assignment of Leases, SNDA, Continuing Guaranty, UCC-1 Financing Statement, Assignment of License Agreement, together with all consents from Licensors attached as exhibits to the Assignment of License Agreement, Assignment of Ground Lease, Ground Lease Estoppel Certificate, Ground Lease Subordination Agreement, Ground Lessor Trust Deed, Additional Trust Deed, and any other documents, whether now or hereafter existing, executed in connection with the Loan.

          1.1.28 "Loan Fee" means the loan fees described in Section 2.3 of this Agreement.

          1.1.29 "Maturity Date" means September 1, 2013, the date on which the Principal Indebtedness and all accrued and unpaid interest shall be due and owing.

          1.1.30 "Note" means the Promissory Note dated the Closing Date and executed in connection with the Loan.

          1.1.31 "Permitted Encumbrances" means the liens and encumbrances that have been approved by Lender to appear as exceptions to title in the Title Policy, pursuant to Lender's escrow instruction letter to the Title Company executed in connection with the Loan and delivered to the Title Company, and any other title matters approved by Lender in writing during the term of the Loan.

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          1.1.32  "Principal Amount" means Thirteen Million Five Hundred
Thousand Dollars ($13,500,000.00).

          1.1.33 "Principal Indebtedness" means the Principal Amount together with any additional advances, if any, and any additional amounts advanced by Lender, if any, pursuant to the Loan Documents.

          1.1.34 "Project" means the Property together with all improvements on the Property, including all buildings.

          1.1.35 "Property" means the real property located in Clark County, State of Nevada, as that property is described on the attached Exhibit A which is incorporated into this Agreement by this reference.

          1.1.36 "Providers" means individually and collectively the key suppliers, vendors, and customers of Borrower whose business failure would, with reasonable probability, result in a material adverse change in the financial condition or prospects of Borrower.

          1.1.37 "Saint Andrews Golf" means Saint Andrews Golf Corporation, a Nevada corporation.

          1.1.38 "SNDA" means the Subordination, Non-Disturbance and Attornment Agreement satisfactory in form and content to Lender and Lender's counsel, from each tenant holding a leasehold interest in all or any part of the Project.

          1.1.39 "Survey" means the current ALTA survey of the Property described in Section 5.3 of this Agreement.

          1.1.40 "Title Commitment" means the commitment for title insurance described in Section 5.2 of this Agreement.

          1.1.41 "Title Company" means Nevada Title Company, whose address is 3320 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102.

          1.1.42 "Title Policy" means the policy of title insurance described in Section 6.10 of this Agreement.

          1.1.43 "Trust Deed" means collectively the Borrower Trust Deed and the Ground Lessor Trust Deed.

          1.1.44 "UCC-1 Financing Statement" means collectively the UCC-1 Financing Statements dated the Closing Date and entered into in connection with the Loan.

          1.1.45 "Year 2000 Compliant" means, with regard to any entity, that all material software utilized by such entity is able to fully function without causing any error to such entity's date-sensitive data.

                                  ARTICLE 2

                             AMOUNT AND TERMS OF LOAN

     2.1 Term of Loan. The Loan shall be an amortizing term loan for a term commencing on the Closing Date and ending on the Maturity Date, unless such completion date has been previously extended by Lender

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     2.2  Interest Rate and Payment.  The Loan shall be payable on the date and upon the terms and conditions set forth in the Note.

     2.3 Loan Fee. Borrower agrees to pay to Lender from the Loan proceeds, as a non-refundable fee for originating the Loan, an amount equal to One Hundred Thirty-five Thousand Dollars ($135,000.00), which sum is to be paid on the Closing Date.

     2.4 Collateral. In addition to all other collateral described in any of the Loan Documents, the Loan shall be secured by the following documents and all of the collateral described in each of the following documents (the "Collateral"):

          2.4.1  Borrower Trust Deed.  The Borrower Trust Deed.

          2.4.2  Ground Lessor Trust Deed.  The Ground Lessor Trust Deed.

          2.4.3  Assignment of Leases.  The Assignment of Leases.

          2.4.4  UCC-1 Financing Statement.  The UCC-1 Financing Statement.

          2.4.5 Assignment of License Agreement. The Assignment of License Agreement.

          2.4.6 Assignment of Ground Lease. The Assignment of Ground Lease for security.

          2.4.7 Additional Trust Deed. The Additional Trust Deed. Lender agrees to reconvey its interest in the Additional Property as Collateral for the Loan, at such time as the Borrower achieves a Debt Service Coverage Ratio equal to or greater than 1.75:1 for two consecutive quarters.

     2.5 Continuing Guaranty. The performance of Borrower's obligations under the Loan shall be guaranteed by Guarantor in accordance with the Continuing Guaranty.

                                  ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Lender:

     3.1 Organization and Qualification. Borrower is a limited liability company duly organized and existing in good standing under the laws of the State of Nevada. Borrower is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification. Borrower has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents, and all agreements, documents, obligations, and transactions contemplated by this Agreement. The only manager of All American Sportpark LLC is SportPark Management, Inc.

     3.2 Authorization. The execution, delivery, and performance by Borrower of the Loan Documents and all agreements, documents, obligations, and transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Borrower and are not inconsistent with Borrower's articles of organization and operating agreement or any resolution of the members of Borrower, do not and will not contravene any provision of,

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or constitute a default under, any indenture, mortgage, contract, or other instrument to which Borrower is a party or by which it is bound, and that upon their execution and delivery the Loan Documents will constitute legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

     The execution, delivery, and performance by any of the members or managers (collectively the "Manager") of Borrower of the Loan Documents and all agreements, documents, obligations, and transactions herein contemplated will not contravene any position of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which the Manager is a party or by which it is bound, and that upon execution and delivery hereof and thereof, the Loan Documents will constitute legal, valid, and binding agreements and obligations of the Manager, in its capacity as manager of Borrower enforceable in accordance with their respective terms.

     3.3 Pending Litigation. Except as set forth on the attached Exhibit B which is incorporated herein by this reference, there is no action, suit or proceeding pending or to the best of Borrower's knowledge, threatened, against or affecting Borrower or the Property, in any court of law or equity or before any governmental or quasi-governmental instrumentality, whether federal, state, county or municipal, which would materially and adversely affect Borrower's ability to perform under the Loan Documents.

     3.4 Tax Returns. To the best of Borrower's knowledge, all tax returns and reports of Borrower required by law to be filed have been duly filed and all taxes, assessments, and other governmental charges upon Borrower and upon Borrower's properties, assets or income and upon the Property, which are due and payable, have been paid and shall continue to be so paid.

     3.5 Compliance with Laws. The Project is in compliance with all applicable zoning, environmental protection (including, without limitation, wetlands and endangered species protection), use and building codes, planning, subdivision covenants, conditions, and restrictions recorded against the Property, laws, regulations and ordinances, including, without limitation to the extent applicable, the Miller Act (40 USC Section 270a and following), the Davis-Bacon Act (40 USC Section 276a and following), and all other federal law applicable to federal projects, and Borrower has no knowledge or notice of any violation of any laws, ordinances, codes, requirements or orders of any governmental instrumentality having jurisdiction of the Property, including, without limitation, all applicable federal, state and local laws, rules, ordinances and regulations relating to the use, storage, transportation, and disposal of any Hazardous Materials on, in or under the Project, and all applicable federal, state and local laws, rules, ordinances and regulations relating to wetlands or endangered species protection and the effect of the development, construction and use of the Project on any wetlands or endangered species. Borrower has no knowledge of any actions or proceedings pending before any court or administrative agency with respect to the validity of such laws, regulations and ordinances or with respect to any certificates issued thereunder.

     3.6 Financial Statements and Other Information. Any and all financial statements delivered to Lender by Borrower are accurate, complete, prepared by an independent certified public accounting firm in accordance with generally accepted accounting principles consistently applied, or other accounting standards acceptable to Lender, and accurately represent the financial condition of Borrower and reflect accurately Borrower's assets, properties, and results of operation of Borrower's business as of the dates thereof. No

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material adverse change has occurred in the financial condition of Borrower reflected therein since the dates thereof and no additional borrowings have been made by Borrower since the dates thereof, other than the borrowing contemplated hereby or approved by Lender. All other documents and information delivered to Lender by Borrower are accurate in all respects.

     3.7 Hazardous Materials and Wetlands. No Hazardous Materials other than as set forth in the Environmental Report are now located on the Property, and neither Borrower nor any other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Property, or any part thereof, except in full compliance with all applicable Environmental Laws. To the best of Borrower's knowledge, no investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials is proposed, threatened, anticipated or in existence with respect the Property. The representations and warranties contained in this Section 3.7 shall survive the reconveyance of the Trust Deed. There are no wetlands on the Property, as wetlands are regulated pursuant to Section 404 of the Federal Water Pollution Control Act (Clean Water Act), and the regulations promulgated under the statute or its successor statute.

     3.8 Title to Property. Ground Lessor has good and marketable title to the Property, subject to the terms and conditions of the Ground Lease. Borrower has a leasehold interest in the Property under the Ground Lease, subject only to the Permitted Encumbrances. The Property, and any and all improvements thereon, are free and clear of all liens and encumbrances, excepting the Permitted Encumbrances.

     3.9 Commission. No brokerage or other fee, commission or compensation is to be paid by Lender, and Borrower hereby indemnifies Lender against any and all claims for brokerage fees or commissions which may be asserted against Lender, and hereby agrees to pay all expenses incurred by Lender in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions, including but not limited to costs and attorneys fees.

     3.10 Release. In recognition of Lender's right to have all its attorneys fees and expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of the obligations secured by the Collateral, Lender shall not be required to release, reconvey, or terminate any security interest or lien in or on the Collateral unless and until Borrower and Guarantor have executed and delivered to Lender general releases in form and substance satisfactory to Lender.

     3.11 Americans with Disabilities Act. The improvements are accessible to and usable by persons with disabilities pursuant to the accessibility requirements of the Americans With Disabilities Act (the "Act"), and all applicable regulations promulgated by the U.S. Architectural and Transportation Barriers Compliance Board, by the U.S. Department of Justice, and by all other applicable agencies. The improvements comply with all accessibility requirements of the Act and regulations, together with the requirements of the Americans With Disabilities Act Accessibility Guidelines for Buildings and Facilities.

     3.12 Ground Lease. The Ground Lease is a valid and binding obligation of Ground Lessor and Borrower enforceable in accordance with its terms, and is in full force and effect. As of the Closing Date, no defaults have occurred under the Ground Lease and no events have occurred nor do any conditions exist

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which with the giving of notice, the passage of time, or both, would constitute a default under the Ground Lease.

     3.13 License Agreements. The License Agreements are valid and binding obligations of Licensors and Borrower enforceable in accordance with their terms, and are in full force and effect. As of the Closing Date, no defaults have occurred under the License Agreements and no events have occurred nor do any conditions exist which with the giving of notice, the passage of time, or both, would constitute a default under the License Agreements.

                                  ARTICLE 4

                                  GUARANTY

     4.1 Guaranty. Borrower's obligations under the Loan Documents shall be guaranteed by Guarantor. Upon execution and delivery of this Agreement, Guarantor shall execute and deliver to Lender the Continuing Guaranty in a form acceptable to Lender.

     4.2 Guarantor Organization and Qualification. Saint Andrews Golf represents and warrants that (i) it is a corporation duly organized and existing in good standing under the laws of the State of Nevada, (ii) it is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification, and (iii) it has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents, the Continuing Guaranty, and all agreements, documents, obligations, transactions contemplated by this Agreement.

     Las Vegas Golf represents and warrants that (i) it is a corporation duly organized and existing in good standing under the laws of the State of Colorado, (ii) it is duly qualified to do business in each jurisdiction where the conduct of its business requires qualification, and (iii) it has the full power and authority to own its properties and to conduct the business in which it engages and to enter into and perform its obligations under the Loan Documents, the Continuing Guaranty, and all agreements, documents, obligations, transactions contemplated by this Agreement.

     4.3 Guarantor Authorization. Saint Andrews Golf represents and warrants that the execution, delivery, and performance by Saint Andrews Golf of this Agreement, the Continuing Guaranty and all agreements, documents, obligations, and transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Saint Andrews Golf and are not inconsistent with Saint Andrews Golf's articles of incorporation and bylaws or any resolution of the board of directors of Saint Andrews Golf, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Saint Andrews Golf is a party or by which Saint Andrews Golf is bound, and that, upon their execution and delivery, of this Agreement and the Continuing Guaranty will constitute legal, valid, and binding agreements and obligations of Saint Andrews Golf, enforceable in accordance with their respective terms.

     Las Vegas Golf represents and warrants that the execution, delivery, and performance by Las Vegas Golf of this Agreement, the Continuing Guaranty and all agreements, documents, obligations, and transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Las Vegas Golf and are not inconsistent with Las Vegas Golf's articles of incorporation and bylaws or any resolution of the board of directors of Las

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Vegas Golf, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument to which Las Vegas Golf is a party or by which Las Vegas Golf is bound, and that, upon their execution and delivery, of this Agreement and the Continuing Guaranty will constitute legal, valid, and binding agreements and obligations of Las Vegas Golf, enforceable in accordance with their respective terms.

     4.4 Guarantor Financial Statements and Reports. Guarantor covenants that it shall provide Lender with such financial statements and reports as Lender may reasonably request, and that such statements and reports shall be prepared in accordance with generally accepted accounting principles consistently applied, or other accounting standards acceptable to Lender, and shall fully and fairly represent Guarantor's financial condition and the results of its operations for the period or periods covered. As to all financial statements and reports which Guarantor has furnished or may in the future furnish to Lender, Guarantor acknowledges and agrees that it has a fiduciary duty to ensure that such statements and reports are accurate and complete.

     Until requested otherwise by Lender, Guarantor shall provide the following financial statements and reports to Lender:

     Annual audited financial statements of Guarantor with an unqualified opinion for each fiscal year from an independent certified public accounting firm acceptable to Lender and in a form acceptable to Lender, to be delivered to Lender within one hundred twenty (120) days of the end of each fiscal year during the term of the Loan, commencing December 31, 1998 and shall cover the calendar year 1998. Guarantor shall also submit to Lender copies of any management letters or other reports submitted to Guarantor by independent certified public accountants in connection with examination of the financial statements of Guarantor made by such accountants.

     Annual tax returns for each fiscal year of Guarantor to be delivered to Lender within thirty (30) days of the date of filing of the return. The annual tax returns shall include a certification by Guarantor that each annual tax return is accurate, not misleading, and prepared in accordance with applicable law.

     4.5 Accuracy of Guarantor Financial Statements. Guarantor represents and warrants that all of its financial statements, pro forma and actual, previously delivered to Lender have been prepared in accordance with generally accepted accounting principles consistently applied, or other accounting standards acceptable to Lender, and accurately represent Guarantor's actual and anticipated financial condition as of the date of such financial statements, and fully and fairly represent the results of Guarantor's operations for the period or periods covered. Guarantor represents and warrants that since the date of such financial statements, there has been no material adverse change in Guarantor's financial condition.

                                  ARTICLE 5

                    CONDITIONS PRECEDENT TO DISBURSEMENT

     As a condition precedent to the disbursement of any Loan proceeds, all of the following conditions must be fully satisfied as determined by Lender, in Lender's sole discretion:

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     5.1  Authority.  Borrower has delivered to Lender a copy of its operating agreement, together with all amendments, and a certified copy of its articles of organization, together with certified copies of all amendments thereto and an original certificate of member resolutions of the members of Borrower acceptable to Lender. Borrower also has delivered to Lender such other evidence of Borrower's good standing and authority as Lender may request.

     5.2 Title Commitment. Borrower has delivered to Lender a current commitment for title insurance or preliminary title report satisfactory to Lender, in Lender's sole discretion, respecting the Project from the Title Company on a current ALTA extended form coverage basis which is acceptable to Lender (the "Title Commitment"). The Title Commitment shall set forth a description of the Property that is the same as the description of the Property set forth in the Survey. The Title Commitment shall have attached copies of all instruments which appear as exceptions to title in the Title Commitment. The Title Commitment shall also include a judgment search respecting Borrower and any other party that holds title to all or any portion of the Project.

     5.3 Survey. Borrower has delivered to Lender a current survey of the Project acceptable to Lender and the Title Company (the "Survey"). The Survey shall be prepared and certified by a land surveyor or engineer registered in the state in which the Project is located. The Survey must be prepared in compliance with the minimum standard detail requirements for Land Title Surveys as most recently adopted by ALTA. The Survey shall bear the land surveyor's or engineer's certificate in favor of Borrower, Lender and the Title Company that the Survey has been prepared in compliance with the minimum standard detail requirements. The Survey shall identify by reference to the exception number and recording information set forth in the Title Commitment each of the easements, rights-of-way, encroachments and other exceptions to title referred to in the Title Commitment that can be depicted on the Survey.

     5.4 Opinion of Counsel. If required by Lender, Borrower has delivered to Lender an opinion from Borrower's counsel in form and content satisfactory to Lender.

     5.5 Appraisal. Lender has received and approved the Appraisal. The Appraisal shall be prepared by a certified general M.A.I. appraiser satisfactory to Lender.

     5.6 Environmental Report. Borrower has delivered to Lender the Environmental Report satisfactory to Lender evidencing that there is no Hazardous Material on the Property and certifying that the Property will not be affected by any environmental regulations or ordinances of any municipal or state agency or board.

     5.7 Delivery of Loan Documents. All of the Loan Documents requested by Lender have been fully executed and the original executed documents delivered to Lender.

     5.8 Recording and Filing of Loan Documents. All of the Loan Documents which require filing or recording have been properly filed and recorded so that all of the liens and security interests granted to Lender in connection with the Loan will be properly created and perfected and be priority liens on the Collateral.

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     5.9     Lien on Collateral.  The Ground Lessor Trust Deed and other applicable Loan Documents shall constitute and create a valid first lien upon the Collateral, free of any prior mechanic's liens or materialmen's liens or special assessments for work completed or under construction on or before the Closing Date, subject only to the Permitted Encumbrances. The Ground Lease and the Borrower Trust Deed shall constitute and create a valid second lien and third lien, respectively, upon the Collateral, free of any prior mechanic's liens or materialmen's liens or special assessments for work completed or under construction on or before the Closing Date, subject only to the Permitted Encumbrances.

     5.10 Ground Lease. Borrower has provided Lender with evidence satisfactory to Lender that the Ground Lease is in full force and effect and that no default has occurred under the Ground Lease and no events have occurred nor do any conditions exist which with the giving of notice, the passage of time, or both, would constitute a default under the Ground Lease. Borrower has delivered to Lender the fully executed Ground Lease Estoppel Certificate from Ground Lessor.

     5.11 SNDA. Borrower has provided Lender, as Lender in its sole discretion may require, with duly executed, in recordable form, SNDAs, satisfactory in form and content to Lender and Lender's counsel, from tenants holding a leasehold interest to all or any part of the Project pursuant to which such tenant, among other things, subordinates all of such tenant's rights, title, and interest in and to the Project to the Loan Documents.

                                ARTICLE 6

                           COVENANTS OF BORROWER

     Borrower agrees and covenants with Lender as follows:

     6.1 Assignment. Borrower shall not, without the prior written consent of Lender, mortgage, assign, convey, transfer, sell or otherwise dispose of or encumber the Project, Borrower's interest in the Project, or any part of the Project, or the income to be derived from the Project.

     6.2 Right of Inspection. Lender or Lender's agents shall at all times and at Borrower's expense have the right of entry upon and have free access to the Project and have the right to inspect all books, contracts and records of Borrower relating thereto.

     6.3 Insurance. Borrower shall provide and maintain, or cause to be provided and maintained, at all times, the insurance policies required to be provided and maintained pursuant to the Ground Lease, and the following insurance policies:

          6.3.1 Liability Insurance. Bodily injury and general liability insurance with a single limit per accident or occurrence of not less than $1,000,000.00 acceptable to Lender insuring against any and all liability of the insured with respect to the Project or arising out of the maintenance, use or occupancy thereof.

          6.3.2     Property Hazard Insurance.   Multi-peril property damage
insurance, including, without limitation, fixtures and personal property to the extent they are maintained on the Property, and providing, as a minimum, fire and extended coverage (including all perils normally covered by the

                                      12
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standard "all risk" endorsement, if such is available) on a full replacement cost basis in an amount not less than 100% of the insurable value of the improvements, exclusive of the Property, foundations and other items normally excluded from coverage (based upon current replacement cost), with a single limit per accident or occurrence of not less than $1,000,000.00.

          6.3.3 Flood Insurance. Flood insurance covering either the Principal Amount or the maximum amount of insurance available, whichever is more, or in lieu of such flood insurance, evidence, satisfactory to Lender, that no part of the Project is, or will be, within an area designated as a flood hazard area by the Federal Insurance Administration, Department of Housing and Urban Development.

          6.3.4 Policies and Premiums. All policies of insurance required pursuant to this Section 6.3 shall be in form and substance acceptable to Lender and issued by insurance companies acceptable to Lender. No insurance company shall be acceptable to Lender unless it has a company rating of not less than "A" and a financial rating of not less than Class VII in the most recent edition of "Best's Insurance Reports". All policies of insurance required pursuant to the provisions of this Section 6.3 shall contain a standard "mortgagee protection clause", shall have attached a "lender's loss payable endorsement", and shall name Lender as an additional insured or loss payee, as appropriate. All such policies shall contain a provision that such policies will not be cancelled or materially amended or altered without at least thirty (30) days prior written notice to Lender.

     If Lender consents to Borrower providing any of the required insurance through blanket policies carried by Borrower and covering more than one location, then Borrower shall cause the insurance company to deliver to Lender a certificate of insurance in the form ACORD 27 of such policy which sets forth the coverage, the limits of liability, the name of the carrier, the policy number, expiration date and a statement that the insurance company will not cancel or materially modify or alter the coverage evidenced by the endorsement without first affording Lender at least thirty (30) days prior written notice. In the event Borrower fails to provide, maintain, keep in force or deliver to Lender the policies of insurance required by this Section 6.3, Lender may, but without any obligation to do so, procure such insurance for such risks covering Lender's interest and Borrower shall pay all premiums thereon promptly upon demand by Lender. If Borrower fails to pay any premiums after demand by Lender, Lender, at Lender's option, may advance any sums necessary to maintain and to keep in force such insurance. Any sums so advanced, together with interest on such sums at the then current rate under the Note, shall be secured by the Trust Deed.

     Borrower shall deliver to Lender a copy of the original of each of the policies of insurance that Borrower is required to obtain and maintain, or cause to be provided and maintained, under this Agreement.

     6.4 Repair and Restoration. If the Improvements are partially or wholly damaged or destroyed by fire or any other cause, and (a) all insurance proceeds received by Lender together with any cash funds delivered by Borrower to Lender are sufficient to fully restore and repair the Project as determined by Lender, in Lender's sole discretion, and (b) Borrower is not in default under any of the Loan Documents, Lender shall disburse such proceeds in the manner provided herein for the disbursement of the proceeds of the Loan toward the cost of such restoration and repair. If Lender determines that such proceeds together with any cash funds provided by Borrower are insufficient to

                                      13
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fully restore the Project, Lender will apply any sums received by Lender under this Section first to the payment of all of Lender's costs and expenses (including but not limited to legal fees and costs) incurred in obtaining those sums, and then, in Lender's sole discretion and without regard to the adequacy of its security, to the payment of the Loan. If the amount of such proceeds exceeds the cost of restoration of the Project, Lender shall apply the excess proceeds to the payment of the Loan. If the proceeds of insurance are used to restore the Project and if the total estimated cost to restore the Project exceeds the amount of the proceeds of insurance, Borrower shall deliver to Lender prior to any disbursement of the proceeds of insurance, an amount equal to such difference in cash or cash equivalents satisfactory to Lender. After all obligations of Borrower under the Loan Documents have been paid in full, then all proceeds in excess of such obligations will be paid to Borrower.

     6.5 Taxes and Impositions. Borrower shall promptly pay and discharge all lawful taxes and assessments imposed upon the Project or upon Borrower before they become past due and delinquent in accordance with the procedures and upon the terms set forth in the Trust Deed.

     6.6 Hazardous Materials. Borrower shall not cause or permit any Hazardous Materials to be placed, held, located or disposed of on, under or at the Project or any part thereof which are in violation of any Environmental Laws or the Ground Lease. Borrower further agrees to give notice to Lender immediately upon Borrower's learning of the presence of any Hazardous Materials on the Property, to promptly comply with any governmental requirements requiring the removal, treatment or disposal of such Hazardous Materials, and to defend, indemnify and hold harmless Lender from any and all liabilities, claims, losses or costs (including, without limitation attorneys' fees) which may now or in the future be paid, incurred or suffered by or asserted against Lender by any person, entity or governmental agency with respect to the presence of Hazardous Materials on the Property or discharge of Hazardous Materials from the Property. Borrower's covenants in this Section shall survive payment of the Loan and foreclosure or other transfer of the Property.

          At any time Lender, in good faith, has reason to believe Hazardous Materials have been placed, held, located or disposed of on, under or at the Property or any part thereof, other than as stated in the Environmental Report, and upon written request by Lender and at Borrower's cost and expense, Borrower shall provide Lender with an Environmental Compliance Audit Certificate, effective as of a date no earlier than the date of the notice. Borrower shall certify to Lender in writing within thirty (30) days of the notice that the Project is in full compliance with Environmental Laws. In the event Borrower fails or refuses promptly to provide Lender with an Environmental Compliance Audit Certificate when required, Lender may, at Borrower's risk and expense, arrange to obtain such a certificate. In the event the Project is in a condition such that an Environmental Compliance Audit Certificate cannot be issued, Borrower agrees, at its own cost and expense, to take all action necessary to bring the Project into compliance with all Environmental Laws, including all remediation and clean-up, so an Environmental Compliance Audit Certificate can be issued. Lender and any consultant retained by or for the benefit of Lender shall have the right, without further permission from or notice to Borrower, to enter upon the Project for the purpose of performing any examination or testing required in order to provide such a certificate, and Borrower shall provide the consultant with reasonable access to Borrower's records for such purposes. Any costs incurred by Lender in obtaining such a certificate shall be added to the

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Principal Indebtedness and shall be immediately due and payable, and shall bear interest at the default rate provided in the Note from the date incurred until paid by Borrower.

     6.7 No Disposition or Merger. Borrower shall not enter into any merger or joint venture with any third party, or otherwise dispose of its assets other than in the ordinary course of Borrower's business without the prior written consent of Lender which consent shall not be unreasonably withheld.

     6.8 Additional Debt, Leases or Guarantees. Borrower shall not enter into any lease or leases of all or any portion of the Project without the prior written consent of Lender which consent shall not be unreasonably withheld. Borrower shall maintain all such leases in full force and effect. Except for the Trust Deed, during the term of the Loan, Borrower shall not without the prior written consent of Lender create or incur or suffer to be created or incurred any encumbrance, mortgage, pledge, lien or charge of any kind upon the Project.

     6.9 Financial Statements. Borrower covenants that it shall provide Lender with such financial statements and reports as Lender may reasonably request, and that such statements and reports shall be prepared in accordance with generally accepted accounting principles, or other accounting standards acceptable to Lender, consistently applied and shall fully and fairly represent Borrower's financial condition and the results of its operations for the period or periods covered. As to all financial statements and reports which Borrower has furnished or may in the future furnish to Lender, Borrower acknowledges and agrees that it has a fiduciary duty to ensure that such statements and reports are accurate and complete.

     Until requested otherwise by Lender, Borrower shall provide the following financial statements and reports to Lender:

     Annual audited financial statements of Borrower with an unqualified opinion for each fiscal year from an independent certified public accounting firm acceptable to Lender and in a form acceptable to Lender, to be delivered to Lender within one hundred twenty (120) days of the end of each fiscal year during the term of the Loan, commencing December 31, 1998 and shall cover the calendar year 1998. Borrower shall also submit to Lender copies of any management letters or other reports submitted to Borrower by independent certified public accountants in connection with examination of the financial statements of Borrower made by such accountants.

     Semi-annual compiled financial statements of Borrower from an independent certified public accounting firm acceptable to Lender and in a form acceptable to Lender, to be delivered to Lender within sixty (60) days of the end of each semi-annual period during the term of the Loan, commencing June 30, 1999. Borrower shall also submit to Lender copies of any management letters or other reports submitted to Borrower by independent certified public accountants in connection with examination of the financial statements of Borrower made by such accountants.

     Annual tax returns for each fiscal year of Borrower to be delivered to Lender within thirty (30) days of the date of filing of the return. The annual tax returns shall include a certification by Borrower that each annual tax return is accurate, not misleading, and prepared in accordance with applicable law.

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
     6.10 Title Policy. Within sixty (60) days after the Closing Date, Borrower shall deliver to Lender a policy of title insurance on the Property which shall be (a) an ALTA extended coverage mortgagee's policy, (b) showing Ground Lessor as the sole, marketable, fee simple title owner of the Property and Borrower as the sole ground lessee of the Property, (c) be in the total amount of the Principal Amount, and (d) be issued by a title insurance company satisfactory to Lender through the Title Company (the "Title Policy"). The Title Policy shall insure that (a) the Ground Lessor Trust Deed is a valid first mortgage lien against the Property, (b) the Ground Lease is a valid second mortgage lien against the Property, (c) the Borrower Trust Deed is a valid third mortgage lien against the Property, and (d) that the Property is free and clear of all liens, encumbrances and other exceptions to title, except the Permitted Encumbrances. The Title Policy shall include such additional terms and special endorsements upon issuance as may be required by Lender, including, but not limited to, a foundation endorsement (CLTA 102.5 or its equivalent) to the Title Policy showing no encroachments.

     6.11 Required Notices. Borrower shall give Lender prompt written notice of the following:

          6.11.1 Any litigation or claims of any kind which might subject Borrower to any liability in an aggregate amount in excess of $10,000.00, whether covered by insurance or not and any litigation involving the Property.

          6.11.2 All complaints and charges made by any governmental agency affecting the Property or exercising supervision or control of Borrower or Borrower's business which may impair the security of Lender.

          6.11.3 Any default under any contracts to which Borrower is a party or acceleration of any other indebtedness incurred by Borrower.

          6.11.4 Any event or conditions which constitute an Event of Default or, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

          6.11.5 Any material adverse change in the financial condition of Borrower or Guarantor.

     6.12 Debt Service Coverage Ratio. Borrower will maintain at all times during the term of the Loan a Debt Service Coverage Ratio equal to or greater than 1.75:1, measured commencing with Borrower's June 30, 1999 semi-annual financial statements as required pursuant to Section 6.9 of this Agreement and annually thereafter.

     6.13 Debt to Equity Ratio. Borrower will maintain at all times during the term of the Loan a ratio of total senior liabilities to tangible net worth of less than or equal to 1.75:1, measured commencing with Borrower's June 30, 1999 semi-annual financial statements as required pursuant to Section 6.9 of this Agreement and annually thereafter.

     Total senior liabilities means all senior debt, including bonds, debentures, bank debt, mortgages, deferred portions of long term debt, capital lease obligations, together with any other non-current liabilities including subordinated debt and liability reserves, excluding Borrower's obligations under the Ground Lease.

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     Tangible net worth means the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements previously submitted by Borrower to Lender excluding, however, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

     6.14 Year 2000 Compliant. Borrower has or will soon have (i) undertaken a detailed assessment of all areas within Borrower's business and operations that could be adversely affected by the failure of Borrower to be Year 2000 Compliant, (ii) developed and implemented a detailed plan for becoming Year 2000 Compliant on a timely basis, and (iii) made written inquiry of each of Borrower's Providers as to whether the Providers will be Year 2000 Compliant in all material respects. Borrower reasonably anticipates that Borrower and the Providers will be Year 2000 Compliant on a timely basis. Borrower will promptly advise Lender in writing upon the occurrence of any of the following:
(i) Borrower determines or Borrower is advised by Borrower's accountants, financial advisers, consultants, or auditors or any Provider that Borrower or any Provider will not be Year 2000 Compliant on a timely basis, or (ii) Borrower or any Provider experiences data or data processing problems due to failure to be Year 2000 Compliant.

     6.15 Limited Activities. As long as the Loan from Lender or any part of the Principal Indebtedness is outstanding:

          6.15.1 Business. Borrower will not engage in any business other than the business of owning and managing the Project which is subject to the Loan.

          6.15.2 Indebtedness. Except for liabilities incurred in the ordinary course of Borrower's business as set forth in the Loan Documents, Borrower shall not incur any indebtedness secured by the Project other than the Loan without Lender's express consent, which consent will not be unreasonably withheld.

          6.15.3 Merger. Borrower shall not consolidate or merge with or into any other person or entity or sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other person or entity, which consent will not be unreasonably withheld.

          6.15.4 Transactions. Borrower shall not engage in any transaction with any of its affiliates unless such transaction is on a "arm-length" basis and on commercially reasonable terms.

          6.15.5 Independent Owner. Borrower's members shall contain at least one "independent director" whose duties shall not include any day to day management of Borrower but shall be limited to voting on any bankruptcy action.

          6.15.6 Bankruptcy Action. The unanimous consent of Borrower's members will be required for Borrower to take any bankruptcy action.

          6.15.7     Records and Assets.  Borrower shall:

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               6.15.7.1     Maintain books and records separate from any other
person or entity; maintain separate financial statements, showing its assets and liabilities separate and apart from those of any person or entity;

               6.15.7.2 Maintain adequate capital for its contemplated business operations; maintain bank accounts separate from any other person or entity; pay its own liabilities and expenses only out of its own funds; pay the salaries of its own employees from its own funds;

               6.15.7.3 Not commingle its assets with those of any other person or entity and shall hold its assets only in its own name; not pledge its assets for the benefit of any other person or entity; not become liable for the debts of any other person or entity; not hold out its credit as being available to satisfy the obligations of any other person or entity; not acquire the obligations or securities of any of its affiliates or members;

               6.15.7.4 Conduct its business in its own name; correct any misunderstandings regarding its separate identity; not identify itself as a division of any other person or entity; hold itself out as a separate identity;

               6.15.7.5 Observe all corporate formalities (including, without limitation, the holding of annual member meetings and the passing of appropriate resolutions to authorize all necessary action by Borrower in connection with its business);

               6.15.7.6 Maintain a sufficient number of employees in light of its contemplated business operations; fairly and reasonably allocate any overhead expenses that are shared with affiliates, including, without limitation, pay for office space and services performed by employees;

               6.15.7.7 Maintain a separate phone number; use separate stationary, invoices and checks bearing its own name; and

               6.15.7.8 Not make loans to any person or entity or buy or hold evidences of indebtedness issued by any other person or entity (other than investment-grade securities).

     6.16 Amendments. Borrower shall not amend its organizational documents or such other documents or instruments without the prior written consent of Lender, which consent may be granted or withheld in Lender's sole discretion, and which may be conditioned upon delivery of legal opinions or other documentation requested by Lender.

     6.17 Bankruptcy Actions. Borrower agrees that, in the event that any case is commenced by or against Borrower under the United States Bankruptcy
Code: (i) Borrower will consent to and not oppose any motion made by Lender to lift the automatic stay provided by the United States Bankruptcy Code in order to allow Lender to enforce the lien of the Loan; and (ii) Borrower will not file any plan which has the effect, or may have the effect, of impairing Lender's rights as a secured creditor.

     6.18 License Agreements. Within forty-five (45) days from the Closing Date, Borrower shall have provided Lender with evidence satisfactory to Lender that the License Agreements are in full force and effect and that no default has occurred under the License Agreements and no events have occurred nor do any conditions exist which with the giving of notice, the passage of time, or both, would constitute a default under the License Agreements.

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Within forty-five (45) days from the Closing Date, Borrower shall also have delivered to Lender fully executed consents from Licensors attached as exhibits to the Assignment of License Agreement.

     6.19 SNDA. Within thirty-days (30) days from the Closing Date, Borrower shall have provided Lender with duly executed, in recordable form, SNDAs, satisfactory in form and content to Lender and Lender's counsel, from each tenant holding a leasehold interest to all or any part of the Project pursuant to which such tenant, among other things, subordinates all of such tenant's rights, title, and interest in and to the Project to the Loan Documents.

                               ARTICLE 7

                           EVENTS OF DEFAULT

     7.1 Event of Default. Fifteen (15) days after written notice from Lender to Borrower for monetary defaults and thirty (30) days after written notice from Lender to Borrower for non-monetary defaults, if such defaults are not cured within such fifteen (15) day or thirty (30) day periods, respectively, each of the following shall constitute an event of default ("Event of Default") under this Agreement:

          7.1.1 Default in Payment. If Borrower fails to make any payment due and payable under the terms of the Note, this Agreement or any other Loan Document.

          7.1.2 Representations and Warranties. If any of the representations and warranties made by Borrower in this Agreement, or in any other Loan Document, shall be false or misleading at any time during the term of the Loan.

          7.1.3 Covenants. If Borrower shall be in default under any of the terms, covenants, conditions, or obligations in this Agreement, or in any other Loan Document.

          7.1.4 Cross Default. If a default occurs or any event occurs or condition exists, which with the passage of time, the giving of notice, or both, would constitute a default, occurs on any indebtedness of Borrower to Lender.

          7.1.5 Leases. If a default occurs by Borrower under any leases of all or any portion of the Property, or any event occurs or condition exists, which with the passage of time, the giving of notice, or both, would constitute a default under any leases of all or any portion of the Property.

          7.1.6 Ground Lease. If any default occurs by Borrower under the Ground Lease, or any event occurs or condition exists, which with the passage of time, the giving of notice, or both, would constitute a default under the Ground Lease, including, without limitation, the Ground Lease is not in effect at any time during the term of the Loan or the Ground Lease is terminated for any reason.

          7.1.7 License Agreements. If any default occurs under the License Agreements, or any event occurs or condition exists, which with the passage of time, the giving of notice, or both, would constitute a default under the License Agreements.

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
          7.1.8     Dissolution.  If Borrower becomes dissolved or terminated.

          7.1.9 Receiver. If a receiver, trustee, or custodian is appointed for any part of Borrower's property, or any part of Borrower's property is assigned for the benefit of creditors.

          7.1.10 Impairment to Lien. If at any time the Trust Deed or any other applicable Loan Document creating a lien on any of the Collateral may be impaired by any lien, encumbrance or other defect other than the Permitted Encumbrances.

          7.1.11 Bankruptcy. If a petition in bankruptcy is filed against Borrower, and such petition is not dismissed within ninety (90) days of filing, a petition in bankruptcy is filed by Borrower or any guarantor of the Loan or a receiver or trustee of the property of Borrower is appointed; or if Borrower files a petition for reorganization under any of the provisions of the Bankruptcy Act or any law, State or Federal, or makes an assignment for the benefit of creditors or is adjudged insolvent by any State or Federal Court of competent jurisdiction.

          7.1.12 Judgment or Attachment. If a judgment is entered against Borrower or any attachment be made for an amount in excess of $100,000.00 and such judgment or attachment is not paid or otherwise fully satisfied within fifteen (15) days of the date it is entered.

          7.1.13 Guarantor. If any of the foregoing events occur concerning Guarantor.

                                 ARTICLE 8

                                 REMEDIES

     8.1 Termination and Acceleration. Upon the occurrence of an Event of Default under this Agreement, all obligations of Lender under this Agreement, and under the other Loan Documents at the election of Lender, shall cease and terminate and Lender may declare the entire unpaid Principal Indebtedness immediately due and payable and may foreclose the Trust Deed and any other Collateral, and exercise all remedies available to a mortgagee under the Ground Lease, and may apply the undisbursed Loan proceeds against the Principal Indebtedness owed to Lender by Borrower.

     8.2 Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted in this Agreement, the Ground Lease, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient. Any forbearance or delay by Lender in exercising any of its rights, remedies, and powers shall not be deemed to be a waiver and the exercise or partial exercise of any right, remedy, or power, and shall not preclude the further exercise of such right, remedy, and power and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Lender.

     8.3 Attorney-in-Fact. Upon the occurrence of an Event of Default, Borrower hereby irrevocably constitutes and appoints Lender Borrower's true and lawful attorney-in-fact to execute, acknowledge and deliver any

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
instruments and to do and perform any act such as referred to in this Agreement in the name and on behalf of Borrower. This power of attorney is irrevocable and is coupled with an interest.

                                   ARTICLE 9

                                  ARBITRATION

     9.1     Arbitration Disclosures.

          9.1.1 ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

          9.1.2 IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

          9.1.3     DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN
COURT.

          9.1.4 ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

          9.1.5 A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

          9.1.6 IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

     9.2 Arbitration Provisions. This concerns the resolution of any claim or controversy between or among the parties. In this regard:

          9.2.1 Any claim or controversy ("Dispute") between or among the parties, including, but not limited to, Disputes arising out of or relating to the Loan, the Collateral, this Agreement, the Note, the Loan Documents, this
Article 9 Arbitration ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including, but not limited to, a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association ("the Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this Agreement or Related Documents.

          9.2.2 The arbitration proceedings shall be conducted in Las Vegas, Nevada, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one-hundred-fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this Agreement, this arbitration clause or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily dismiss any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

          9.2.3 The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall be knowledgeable in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must be knowledgeable in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

          9.2.4 Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed four million dollars ($4,000,000.00); if the award exceeds that limit, either party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

          9.2.5 No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause.

          9.2.6 Notwithstanding the applicability of any other law to this Agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C. Sec. 1 et seq., shall apply to the construction and interpretation of this arbitration clause.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 Non-Waiver. No advance of Loan proceeds under this Agreement shall constitute a waiver of any of the conditions to be performed by Borrower and in the event Borrower is unable to satisfy any such conditions Lender shall not be precluded from declaring such failure to be an Event of Default.

     10.2 Derivative Rights. Any obligation of Lender to make disbursements under this Agreement is imposed solely and exclusively for the benefit of Borrower and no other person, firm or corporation shall, under any circumstances, be deemed to be a beneficiary of such condition, nor shall it have any derivative claim or action against Lender.

     10.3 Survival. All representations, warranties and covenants by Borrower shall survive the making of the disbursements under the Loan and the provisions of this Agreement shall be binding upon Borrower, Borrower's successors and assigns and inure to the benefit of Lender, Lender's successors and assigns.

     10.4 Conflict. The Note, Trust Deed, and all other Loan Documents shall be subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement. In the event there is any conflict between the terms and conditions of this Agreement, the Note, Trust Deed, or any other Loan Document, this Agreement shall prevail.

     10.5 Assignment. Lender may assign the Loan Documents, in whole or in part, to any other person, firm or corporation provided that all provisions of this Agreement shall continue to apply in conjunction with the other Loan Documents. Borrower shall not assign this Agreement, or any interest of Borrower in or to this Agreement, the Loan proceeds, or any of the Loan Documents without the prior written consent of Lender. Any dissolution of Borrower or any transfer of any interest in Borrower without the prior written consent of Lender shall be assumed to be an assignment in violation of this Section.

     10.6 Notices. All notices shall be in writing and shall be deemed to have been sufficiently given or served when personally delivered, deposited in the United States mail, by registered or certified mail, or deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as follows:

     Lender:           NEVADA STATE BANK
                       Real Estate Loan Department
                       4240 West Flamingo Road
                       P.O. Box 990
                       Las Vegas, Nevada 84125-0990
                       Attn: Barry Harrison

     With copies to:   CALLISTER NEBEKER & McCULLOUGH
                       Gateway Tower East, Suite 900
                       10 East South Temple
                       Salt Lake City, Utah 84133
                       Attn: John B. Lindsay

     Borrower:         ALL AMERICAN SPORTPARK LLC
                       5325 South Valley View Blvd.
                       Suite 4
                       Las Vegas, Nevada 89118
                       Attn: Ronald S. Boreta

     With copies to:   MARQUIS & AURBACH
                       228 South Fourth Street
                       Las Vegas, Nevada 89101-5705
                       Attn: Avece M. Higbee

     Ground Lessor:    URBAN LAND OF NEVADA, INC.
                       3271 South Highland Drive, Suite 704
                       Las Vegas, Nevada  89109
                       Attn: Theodore B. Lee

Such addresses may be changed by notice to the other party given in the same manner provided in this Section.

     10.7 Indemnification. Borrower agrees to pay, protect, defend, indemnify and hold harmless Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Lender of this Agreement, the Loan Documents, or any of the agreements, documents, obligations, or transactions contemplated by this Agreement, including, without limitation, any claims, liabilities, or causes of actions related to any Hazardous Materials located on, in, or under the Property, but excluding any such claims based upon breach or default by Lender or gross negligence or willful misconduct of Lender.
This indemnification shall survive the payment of the Loan, reconveyance of the Trust Deed, and termination of this Agreement.

     Lender shall have the control of the defense of any such claims, but agrees to act reasonably in the defense of any such claims. Lender is hereby authorized to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

     Any indemnification amount owing to Lender pursuant to this Section 10.7 shall be secured by the Loan Documents and Collateral except that, notwithstanding anything to the contrary in this Agreement or the Loan Documents, any such indemnification amount owing to Lender shall not be secured in any way by the Property on, in or under which any Hazardous Materials is located.

     10.8 Terms. Whenever used in this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     10.9 Joint and Several Liability. All obligations and liabilities of Borrower and Guarantor imposed in this Agreement, or in any of the other Loan Documents upon Borrower and Guarantor shall be joint and several.

     10.10 Invalidity. The invalidity of any one or more or any part of the conditions, covenants, articles, sections, phrases or sentences of this Agreement shall not affect the remaining portions of this Agreement.

     10.11 Governing Law. This Agreement and all matters relating to this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Nevada.

     10.12 No Partnership. Nothing contained in this Agreement or in any of the other Loan Documents shall be construed as creating a joint venture or partnership between Borrower and Lender. There shall be no sharing of losses, costs and expenses between Borrower and Lender, and Lender shall have no right of control or supervision except as it may exercise its rights and remedies provided in the Loan Documents.

     10.13 Attorneys' Fees. Upon the occurrence of an Event of Default, Lender may employ an attorney or attorneys to protect Lender's rights under this Agreement, and Borrower shall pay Lender reasonable attorneys' fees and costs actually incurred by Lender, whether or not action is actually commenced against Borrower by reason of such breach. Borrower shall also pay to Lender any attorneys fees and costs incurred by Lender with respect to any insolvency or bankruptcy proceeding or other action involving Borrower or any guarantor as a debtor. If Lender exercises the power of sale contained in the Trust Deed or initiates foreclosure proceedings, Borrower shall pay all costs incurred and attorney fees and costs as provided in the Trust Deed.

     10.14 Waiver of Claims. Borrower (i) represents that Borrower has no defenses to or setoffs against any indebtedness or other obligations owing to Lender or Lender's affiliates, nor claims against Lender or Lender's affiliates for any matter whatsoever, related or unrelated to any indebtedness or other obligations owing to Lender or Lender's affiliates, and (ii) releases Lender and Lender's affiliates from all claims, causes of action, and costs, in law or equity, existing as of the Closing Date, which Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to any indebtedness or other obligations owing to Lender or Lender's affiliates, including the subject matter of this Agreement. This provision shall not apply to claims for performance of express contractual obligations owing to Borrower by Lender or Lender's affiliates.

     10.15 Setoff. In addition to any rights and remedies of Lender provided by law, if any Event of Default exists, Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Lender to or for the credit or the account of Borrower against any and all obligations of Borrower under the Loan or any of the Loan Documents, now or hereafter existing, irrespective of whether or not Lender shall have made demand under the Loan, or otherwise, or under any Loan Document and although such amounts owed may be contingent or unmatured.
Lender agrees promptly to notify Borrower after any such setoff and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 10.15 are in addition to the other rights and remedies (including other rights of setoff) which Lender may have.

     10.16 Severability of Invalid Provisions. With respect to this Agreement and all other Loan Documents, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.17 Integrated Agreement and Subsequent Amendment. The Loan Documents, and the other agreements, documents, obligations, and transactions contemplated by this Agreement constitute the entire agreement between Lender and Borrower with respect to the subject matter of these agreements, and may not be altered or amended except by written agreement signed by Lender and Borrower. BORROWER IS NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

     All prior and contemporaneous agreements, arrangements and understandings between the parties to this Agreement as to the subject matter of this Agreement, are, except as otherwise expressly provided in this Agreement, rescinded.

     DATED:  September 15, 1998

                                 BORROWER

                                 ALL AMERICAN SPORTPARK LLC,
                                 a Nevada limited liability company

                                 By: SPORTPARK MANAGEMENT, INC.,
                                     a Nevada corporation, Manager


                                 By:/s/ Ronald S. Boreta
                                    Ronald S. Boreta
                                    President
Attest:


/s/ Vaso Boreta
Secretary

                                 LENDER

                                 NEVADA STATE BANK,
                                 a Nevada banking corporation


                                 By:/s/ Barry Harrison
                                    Barry Harrison
                                    Senior Vice President

     Guarantor hereby acknowledges and consents to the foregoing Term Loan Agreement, makes the representations, warranties and covenants set forth in
Article 4 Guaranty, and agrees to the provisions of Article 9 Arbitration,
Section 10.9 Joint and Several Liability, and all other applicable provisions of the foregoing Term Loan Agreement.

     DATED:  September 15, 1998.

                                  GUARANTOR

                                  SAINT ANDREWS GOLF CORPORATION,
                                  a Nevada corporation



                                  By:/s/ Ronald S. Boreta
                                     Ronald S. Boreta
                                     President
Attest:


/s/ Vaso Boreta
Secretary

                                  LAS VEGAS DISCOUNT GOLF & TENNIS, INC.,
                                  a Colorado corporation


                                  By:/s/ Vaso Boreta
                                     Vaso Boreta
                                     President
Attest:


/s/ Ron Boreta
Secretary


STATE OF NEVADA     )
                    ) ss.
COUNTY OF CLARK     )

     The foregoing instrument was acknowledged before me this 15th day of November 1998, by Ronald S. Boreta, President and Secretary, of SportPark Management, Inc., a Nevada corporation, Manager of ALL AMERICAN SPORTPARK LLC, a Nevada limited liability company.

                                            /s/ Joy K. Hearn
                                            NOTARY PUBLIC

My Commission Expires: 8/6/2000             Residing At:

STATE OF NEVADA     )
                    ) ss.
COUNTY OF CLARK     )

     The foregoing instrument was acknowledged before me this 15th day of September 1998, by Barry Harrison, Senior Vice President of NEVADA STATE BANK, a Nevada banking corporation.

                                            /s/ Joy K. Hearn
                                            NOTARY PUBLIC

My Commission Expires: 8/6/2000             Residing At:


STATE OF NEVADA     )
                    ) ss.
COUNTY OF CLARK     )

     The foregoing instrument was acknowledged before me this 15th day of September 1998, by Ronald S. Boreta, President and Secretary, of SAINT ANDREWS GOLF CORPORATION, a Nevada corporation.

                                            /s/ Joy K. Hearn
                                            NOTARY PUBLIC

My Commission Expires: 8/6/2000             Residing At:

STATE OF NEVADA     )
                    ) ss.
COUNTY OF CLARK     )

     The foregoing instrument was acknowledged before me this 15th day of September 1998, by Vaso Boreta, President and Secretary, of LAS VEGAS DISCOUNT GOLF & TENNIS, INC., a Colorado corporation.

                                            /s/ Joy K. Hearn
                                            NOTARY PUBLIC

My Commission Expires: 8/6/2000             Residing At:

                                 EXHIBIT A

                        REAL PROPERTY DESCRIPTION

     The real property located in Clark County, State of Nevada, and more particularly described as follows:

     Being a portion of the Northwest Quarter (NW 1/4) of Section 4, Township 22 South, Range 61 East, M.D.M., County of Clark, State of Nevada, more particularly described as follows:

     Commencing at the Northwest corner of said Section 4, said point being the centerline intersection of Las Vegas Boulevard South (SR-91) and Sunset Road; thence along the Northerly line thereof, said line also being the centerline of said Sunset Road, North 88o50'29" East 1016.24 feet; thence departing said line South 01o09'31" East, 50.00 feet to a point on the Southerly right-of-way line of Sunset Road, being 50.00 feet wide as per document recorded April 27, 1972, in Book 226, Instrument No. 185689, Official Records, said point also being the point of beginning; thence along said right-of-way line North 88o50'29" East 1365.65 feet to a line being 249.99 feet Westerly and parallel with measured at right angles from the Easterly line of the Northwest Quarter (NW 1/4); thence along said line South 00o35'14" East, 870.00 feet; thence departing said line South 89o24'46" West 957.01 feet; thence North 29o7'56" West 724.00 feet; thence South 88o50'29" West
59.92 feet; thence North 01o09'31" West 221.00 feet to the point of beginning.

                                  EXHIBIT B

                             PENDING LITIGATION

None